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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


IPL Systems, Inc.
Maynard, Massachusetts

We consent to the incorporation by reference in Registration Statements (No. 33-50090), (No. 33-79078), (No. 33-79080), of IPL Systems, Inc. on Form S-8 of
our report dated February 16, 1996 appearing in this Annual Report on Form 10-K of IPL Systems, Inc. for the year ended December 31, 1995.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of IPL Systems, Inc., listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 26, 1996


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